CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Scudder Target 2011 Fund (one of a series of Scudder Target Equity Fund) in the Target Equity Funds Prospectus and "Auditors" and "Financial Statements" in the Scudder Target 2011 Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 25 to the Registration Statement (Form N-1A, No. 33-30876) of our report dated September 7, 2001 on the financial statements and financial highlights of Scudder Target 2011 Fund included in the Annual Report dated July 31, 2001.

                                                          /s/  ERNST & YOUNG LLP
                                                          ERNST & YOUNG LLP


Boston, Massachusetts
November 27, 2001